Exhibit 99.1

CARRIZO OIL & GAS, INC.	News

PRESS RELEASE	Contact:	Jeffrey P. Hayden, CFA, VP - Financial Planning and Analysis
(713) 328-1044
Kim Pinyopusarerk, Manager - Investor Relations
(713) 358-6430

CARRIZO OIL & GAS ANNOUNCES THIRD QUARTER RESULTS

HOUSTON, November 4, 2019 - Carrizo Oil & Gas, Inc. (Nasdaq: CRZO) today announced the Company’s financial results for the third quarter of 2019 and provided an operational update. Highlights include:

•	Total production of 69,971 Boe/d, 8% above the third quarter of 2018 and 7% above the prior quarter

•	Crude oil production of 45,587 Bbls/d, 12% above the third quarter of 2018 and 3% above the prior quarter

•	Net income attributable to common shareholders of $103.0 million, or $1.11 per diluted share, and Net cash provided by operating activities of $176.3 million

•	Adjusted net income attributable to common shareholders of $63.7 million, or $0.69 per diluted share, and Adjusted EBITDA of $186.8 million

Carrizo reported third quarter of 2019 net income attributable to common shareholders of $103.0 million, or $1.11 per basic and diluted share, compared to net income attributable to common shareholders of $76.1 million, or $0.88 and $0.85 per basic and diluted share, respectively, in the third quarter of 2018. The net income attributable to common shareholders for the third quarter of 2019 and the third quarter of 2018 include certain items typically excluded from published estimates by the investment community. Adjusted net income attributable to common shareholders, which excludes the impact of these items as described in the non-GAAP reconciliation tables below, for the third quarter of 2019 was $63.7 million, or $0.69 per diluted share, compared to $84.1 million, or $0.94 per diluted share, in the third quarter of 2018.

For the third quarter of 2019, Adjusted EBITDA was $186.8 million. Adjusted EBITDA and the reconciliation to net income attributable to common shareholders and net cash provided by operating activities are presented in the non-GAAP reconciliation tables below.

Production volumes during the third quarter of 2019 were 6,437 MBoe, or 69,971 Boe/d, 8% higher than the third quarter of 2018 and 7% above the prior quarter. Crude oil production during the third quarter of 2019 averaged 45,587 Bbls/d, 12% higher than the third quarter of 2018 and 3% above the prior quarter; natural gas and NGL production were 76,630 Mcf/d and 11,612 Bbls/d, respectively, during the third quarter of 2019.

Drilling, completion, and infrastructure (DC&I) capital expenditures for the third quarter of 2019 were $119.0 million. Approximately 59% of the third quarter DC&I spending was in the Eagle Ford Shale, with the balance in the Delaware Basin. Land and seismic capital expenditures during the quarter were approximately $4.0 million.

In light of the pending merger with Callon Petroleum Company (“Callon”), Carrizo does not, in general, plan to provide or update guidance during the pendency of the merger. In addition, investors are cautioned not to rely on any prior forward-looking statements regarding these items, as they spoke only as of the date provided and were subject to the specific risks and uncertainties that accompanied such statements.

S.P. “Chip” Johnson, IV, Carrizo’s President and CEO, commented on the results, “The third quarter was another strong quarter for Carrizo. We increased production by 7% sequentially while reducing our unit operating costs and capital expenditure run rate. Our team continues to deliver efficiency gains, and recently drilled an approximate 10,000-ft. lateral well in the Delaware Basin in under 19 days. These operational results provide us with significant momentum as we approach the potential closing of our merger with Callon.

“We remain excited about our pending merger, which should create a premier, oily mid-cap E&P company, with strong positions in the Permian Basin and Eagle Ford Shale. The combined company should be well positioned to continue to build on the efficiencies that each company has generated on a stand-alone basis, putting it in a strong position to generate free cash flow and create value for shareholders in the current market environment.”

Proposed Merger with Callon Petroleum

As previously announced on July 15, 2019, Carrizo and Callon entered into a definitive merger agreement, pursuant to which Callon will acquire Carrizo in an all-stock transaction valued at approximately $3.2 billion inclusive of Carrizo’s net debt (based on Callon’s stock price at the time of announcement). Shareholders of Carrizo will receive 2.05 shares of Callon common stock in exchange for each share of Carrizo common stock, and will own approximately 46% of the combined company, on a fully-diluted basis, immediately following the close of the merger. The Carrizo Special Meeting of Shareholders to vote on the transaction is scheduled for November 14, 2019 at 9:00 AM Central Standard Time. The Carrizo Board of Directors unanimously recommends that common shareholders vote “FOR” the proposal to approve the merger.

Operational Update

In the Eagle Ford Shale, where the Company holds approximately 76,000 net acres, Carrizo drilled 11 gross (9 net) operated wells during the third quarter and completed 15 gross (15 net) operated wells. Production from the play was approximately 42,900 Boe/d for the quarter, up 4% versus the prior quarter; crude oil accounted for 81% of the Company’s production from the play. At the end of the quarter, Carrizo had 16 gross (13 net) operated Eagle Ford Shale wells in progress or waiting on completion. The Company is currently operating two rigs in the Eagle Ford Shale.

In the Delaware Basin, where it holds approximately 46,000 net acres, Carrizo drilled 7 gross (6 net) operated wells during the third quarter and completed 7 gross (6 net) wells. Production from the play was approximately 27,000 Boe/d for the quarter, up 11% versus the prior quarter; crude oil accounted for 40% of the Company’s production from the play. At the end of the quarter, Carrizo had 10 gross (8 net) operated Delaware Basin wells in progress or waiting on completion. The Company is currently operating two rigs in the Delaware Basin.

Carrizo continued to drive operational efficiencies in both plays during the third quarter. In the Delaware Basin, Carrizo set a Company drilling record at its Griffin State Unit 1922 11H well. The well targeted the Wolfcamp A with an approximate 10,000-ft. lateral and was drilled in under 19 days, equating to more than 1,115 ft./day. Total drilling cost for the well was less than $3.2 million, nearly 20% below the Company’s target. Based on the efficiency gains achieved to date, Carrizo currently expects well costs in the Delaware Basin to be $6.7-$7.1 million for a 7,000-ft. effective lateral well, down from $7.8-$8.2 million previously. In the Eagle Ford Shale, the Company currently expects well costs to be $3.6-$3.8 million for a 6,600-ft. effective lateral well, down from $3.9-$4.1 million previously.

Hedging Activity

Hedging continues to be an important element of Carrizo’s strategy to protect its balance sheet and provide predictable cash flows. As part of this strategy, the Company maintains an active hedging program while retaining the flexibility to benefit from commodity price increases. Carrizo currently has hedges in place covering 32,000 Bbls/d of crude oil production for the fourth quarter of 2019, consisting of swaps covering 5,000 Bbls/d of crude oil at an average fixed price of $64.80/Bbl and three-way collars covering 27,000 Bbls/d of crude oil with an average floor price of $50.96/Bbl, ceiling price of $74.23/Bbl, and sub-floor price of $41.67/Bbl.

For 2020, the Company currently has swaps covering 3,000 Bbls/d of crude oil at an average fixed price of $55.06/Bbl and three-way collars covering 22,000 Bbls/d with an average floor price of $55.34/Bbl, ceiling price of $65.16/Bbl, and sub-floor price of $45.34/Bbl.

Please refer to the attached tables for full details of the Company’s commodity derivative contracts.

About Carrizo

Carrizo Oil & Gas, Inc. is a Houston-based energy company actively engaged in the exploration, development, and production of oil and gas from resource plays located in the United States. Our current operations are principally focused in proven, producing oil and gas plays primarily in the Eagle Ford Shale in South Texas and the Permian Basin in West Texas.

Additional Information and Where to Find It

This communication is for information purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No money, securities or other consideration is being solicited, and, if sent in response to the information contained herein, will not be accepted. The information contained herein should not be considered as a recommendation that any person should subscribe for or purchase any securities.

This communication shall not constitute a notice of redemption with respect to or an offer to purchase or sell (or the solicitation of an offer to purchase or sell) any preferred stock of Carrizo.

In connection with the proposed transaction, Callon filed a Registration Statement on Form S-4 on October 4, 2019 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), that included a joint proxy statement of Carrizo and Callon, which also constitutes a prospectus of Callon. The Registration Statement was declared effective by the SEC on October 9, 2019, and Carrizo and Callon commenced mailing the definitive proxy statement/prospectus to their respective shareholders on or about October 11, 2019. This communication is not a substitute for the joint proxy statement/prospectus or the Registration Statement or for any other document that Carrizo or Callon may file with the SEC and/or send to Carrizo’s shareholders and/or Callon’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CARRIZO AND CALLON ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY CARRIZO AND CALLON WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CARRIZO, CALLON AND THE PROPOSED TRANSACTION.

Investors can obtain free copies of the Registration Statement and joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Carrizo and Callon with the SEC (when they become available) through the website maintained by the SEC at https://www.sec.gov. Copies of documents filed with the SEC by Carrizo will be available free of charge from Carrizo’s website at https://www.carrizo.com or by contacting Carrizo’s Investor Relations Department at 713-328-1055. Copies of documents filed with the SEC by Callon will be available free of charge from Callon’s website at https://www.callon.com or by contacting Callon’s Investor Relations Department at 281-589-5200.

Participants in the Proxy Solicitation

Carrizo, Callon and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Carrizo’s and Callon’s shareholders in connection with the proposed transaction. Information regarding the executive officers and directors of Carrizo is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on April 2, 2019. Information regarding the executive officers and directors of Callon is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on March 27, 2019. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this communication concerning the proposed business combination between Carrizo and Callon, including any statements regarding momentum, the expected timetable for completing the proposed transaction, the results, effects, benefits and synergies of the proposed transaction, future opportunities for the combined company, future financial performance and condition, capital expenditure, production and other guidance, anticipated production and production growth, enhancements to shareholder value, returns on capital, future project development, free cash flow growth and improved free cash flow break-even levels, future supply costs, opportunity to capitalize on technical advances, improved capital efficiency, future capital allocation and capital expenditures, balanced cash conversion cycles, improved well uptime and incremental well reduction costs, reduction in operating cost structure, benefits from a larger production base, monetization of water assets and any other statements regarding Carrizo’s or Callon’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance, and statements related to capital requirements, expectations or projections, cost reductions, drilling, fracking and capital efficiencies, cycle times, growth within cash flow and goal of free cash flow generation, activity among basins, goals, leverage metrics, capital expenditure, infrastructure program, resource potential, guidance, results of tests, rig program, production, average well returns, estimated production results and financial performance, effects of transactions, targeted ratios and other metrics, timing, levels of and potential production, expectations regarding growth, oil and gas prices, drilling and completion activities and optimization, benefits of certain well completion designs, well spacing, landing zone optimization, drilling techniques, including multi-pad and multi-zone drilling, completion and development techniques, drilling inventory, including timing thereof, well costs, break-even prices, production mix, development plans, hedging activity, Carrizo’s or management’s intentions, beliefs, expectations, hopes, projections, assessment of risks, estimations, plans or predictions for the future, results of Carrizo’s strategies and other statements that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, failure to obtain the required votes of Carrizo’s shareholders or Callon’s shareholders to approve the transaction and related matters; whether any redemption of Carrizo’s preferred stock will be necessary or will occur prior to the closing of the transaction; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Carrizo and Callon; the effects of the business combination of Carrizo and Callon, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies and other benefits in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity price changes; the risks of oil and gas activities; assumptions regarding well costs; Delaware Basin constraints; estimated recoveries; pricing and other factors affecting average well returns; results of wells and testing; failure of actual production to meet expectations; results of infrastructure program; failure to reach significant growth; performance of rig operators; spacing test results; availability of gathering systems; pipeline and other transportation issues; costs and availability of oilfield services; actions by governmental authorities; joint venture partners; industry partners; lenders and other third parties; actions by purchasers or sellers of properties; risks and effects of acquisitions and dispositions; market and other conditions; risks regarding financing; capital needs; availability of well connects; capital needs and uses; commodity price changes; effects of the global economy on exploration activity; results of and dependence on exploratory drilling activities; operating risks; right-of-way and other land issues; availability of capital and equipment; and weather. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Carrizo’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, each of which is on file with the SEC and available from Carrizo’s website at https://www.carrizo.com and in other documents Carrizo files with the SEC, and in Callon’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, each of which is on file with the SEC and available from Callon’s website at https://www.callon.com and in other documents Callon files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Carrizo nor Callon assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

(Financial Highlights to Follow)

CARRIZO OIL & GAS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$2,280	$2,282
Accounts receivable, net	98,161	99,723
Derivative assets	31,125	39,904
Other current assets	7,298	8,460

Total current assets	138,864	150,369

Property and equipment
Oil and gas properties, full cost method
Proved properties, net	2,648,601	2,333,470
Unproved properties, not being amortized	649,347	673,833
Other property and equipment, net	11,022	11,221

Total property and equipment, net	3,308,970	3,018,524
Deferred income taxes	172,632	—
Operating lease right-of-use assets	55,873	—
Other long-term assets	13,885	16,207

Total Assets	$3,690,224	$3,185,100

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$79,744	$98,811
Revenues and royalties payable	59,140	49,003
Accrued capital expenditures	33,757	60,004
Accrued interest	23,640	18,377
Derivative liabilities	56,233	55,205
Operating lease liabilities	30,301	—
Other current liabilities	48,912	40,609

Total current liabilities	331,727	322,009

Long-term debt	1,755,378	1,633,591
Asset retirement obligations	22,876	18,360
Operating lease liabilities	31,723	—
Deferred income taxes	8,845	8,017
Other long-term liabilities	13,946	47,797

Total liabilities	2,164,495	2,029,774

Commitments and contingencies
Preferred stock
Preferred stock, $0.01 par value, 10,000,000 shares authorized; 200,000 issued and outstanding as of September 30, 2019 and December 31, 2018	176,925	174,422
Shareholders’ equity
Common stock, $0.01 par value, 180,000,000 shares authorized; 92,610,669 issued and outstanding as of September 30, 2019 and 91,627,738 issued and outstanding as of December 31, 2018	926	916
Additional paid-in capital	2,132,276	2,131,535
Accumulated deficit	(784,398)	(1,151,547)

Total shareholders’ equity	1,348,804	980,904

Total Liabilities and Shareholders’ Equity	$3,690,224	$3,185,100

CARRIZO OIL & GAS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Crude oil	$236,153	$254,525	$684,109	$679,242
Natural gas liquids	12,824	33,798	43,820	71,969
Natural gas	8,017	15,052	27,072	41,417

Total revenues	256,994	303,375	755,001	792,628

Costs and Expenses
Lease operating	45,213	41,022	131,758	115,446
Production and ad valorem taxes	14,549	17,104	47,236	45,779
Depreciation, depletion and amortization	82,195	80,108	238,283	217,005
General and administrative, net	13,467	12,811	55,500	58,368
(Gain) loss on derivatives, net	(31,554)	55,388	31,281	152,698
Interest expense, net	17,721	15,406	52,196	46,522
Loss on extinguishment of debt	—	—	—	8,676
Other (income) expense, net	1,125	(690)	2,717	2,305

Total costs and expenses	142,716	221,149	558,971	646,799

Income Before Income Taxes	114,278	82,226	196,030	145,829
Income tax (expense) benefit	(5,977)	(880)	171,119	(1,682)

Net Income	$108,301	$81,346	$367,149	$144,147

Dividends on preferred stock	(4,474)	(4,457)	(13,286)	(13,794)
Accretion on preferred stock	(869)	(771)	(2,503)	(2,264)
Loss on redemption of preferred stock	—	—	—	(7,133)

Net Income Attributable to Common Shareholders	$102,958	$76,118	$351,360	$120,956

Net Income Attributable to Common Shareholders Per Common Share
Basic	$1.11	$0.88	$3.81	$1.45
Diluted	$1.11	$0.85	$3.79	$1.42

Weighted Average Common Shares Outstanding
Basic	92,561	86,727	92,269	83,461
Diluted	92,762	89,039	92,625	85,221

CARRIZO OIL & GAS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended September 30, 2019 and 2018
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance as of June 30, 2019	92,552,930	$926	$2,132,131	($892,699)	$1,240,358
Stock-based compensation expense	—	—	5,488	—	5,488
Issuance of common stock upon grants of restricted stock awards and vestings of restricted stock units and performance shares	57,739	—	—	—	—
Dividends on preferred stock	—	—	(4,474)	—	(4,474)
Accretion on preferred stock	—	—	(869)	—	(869)
Net income	—	—	—	108,301	108,301

Balance as of September 30, 2019	92,610,669	$926	$2,132,276	($784,398)	$1,348,804

Balance as of June 30, 2018	82,107,544	$821	$1,918,820	($1,493,173)	$426,468
Stock-based compensation expense	—	—	4,944	—	4,944
Issuance of common stock upon grants of restricted stock awards and vestings of restricted stock units and performance shares	12,189	—	(45)	—	(45)
Sale of common stock, net of offering costs	9,500,000	95	213,762	—	213,857
Dividends on preferred stock	—	—	(4,457)	—	(4,457)
Accretion on preferred stock	—	—	(771)	—	(771)
Net income	—	—	—	81,346	81,346

Balance as of September 30, 2018	91,619,733	$916	$2,132,253	($1,411,827)	$721,342

	Nine Months Ended September 30, 2019 and 2018
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance as of December 31, 2018	91,627,738	$916	$2,131,535	($1,151,547)	$980,904
Stock-based compensation expense	—	—	16,540	—	16,540
Issuance of common stock upon grants of restricted stock awards and vestings of restricted stock units and performance shares	982,931	10	(10)	—	—
Dividends on preferred stock	—	—	(13,286)	—	(13,286)
Accretion on preferred stock	—	—	(2,503)	—	(2,503)
Net income	—	—	—	367,149	367,149

Balance as of September 30, 2019	92,610,669	$926	$2,132,276	($784,398)	$1,348,804

Balance as of December 31, 2017	81,454,621	$815	$1,926,056	($1,555,974)	$370,897
Stock-based compensation expense	—	—	15,701	—	15,701
Issuance of common stock upon grants of restricted stock awards and vestings of restricted stock units and performance shares	665,112	6	(75)	—	(69)
Sale of common stock, net of offering costs	9,500,000	95	213,762	—	213,857
Dividends on preferred stock	—	—	(13,794)	—	(13,794)
Accretion on preferred stock	—	—	(2,264)	—	(2,264)
Loss on redemption of preferred stock	—	—	(7,133)	—	(7,133)
Net income	—	—	—	144,147	144,147

Balance as of September 30, 2018	91,619,733	$916	$2,132,253	($1,411,827)	$721,342

CARRIZO OIL & GAS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash Flows From Operating Activities
Net income	$108,301	$81,346	$367,149	$144,147
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	82,195	80,108	238,283	217,005
(Gain) loss on derivatives, net	(31,554)	55,388	31,281	152,698
Cash paid for commodity derivative settlements, net	(1,779)	(26,262)	(8,939)	(64,710)
Loss on extinguishment of debt	—	—	—	8,676
Stock-based compensation expense, net	3,723	3,062	11,692	13,786
Deferred income tax (benefit) expense	5,718	534	(171,803)	1,063
Non-cash interest expense, net	679	616	1,950	1,878
Other, net	1,426	125	3,505	4,100
Changes in components of working capital and other assets and liabilities-
Accounts receivable	392	(15,200)	(7,432)	(12,763)
Accounts payable	5,792	6,985	(752)	10,863
Accrued liabilities	3,577	3,547	16,310	(9,336)
Other assets and liabilities, net	(2,219)	(829)	(3,197)	(2,115)

Net cash provided by operating activities	176,251	189,420	478,047	465,292

Cash Flows From Investing Activities
Capital expenditures	(194,826)	(231,820)	(557,304)	(662,459)
Acquisitions of oil and gas properties	—	(21,500)	8,222	(21,500)
Proceeds from divestitures of oil and gas properties	317	31,904	6,351	377,693
Other, net	(246)	(1,591)	(284)	(2,687)

Net cash used in investing activities	(194,755)	(223,007)	(543,015)	(308,953)

Cash Flows From Financing Activities
Redemptions of senior notes	—	—	—	(330,435)
Redemption of preferred stock	—	—	—	(50,030)
Borrowings under credit agreement	381,890	1,288,352	1,280,780	2,415,208
Repayments of borrowings under credit agreement	(358,406)	(1,463,515)	(1,160,399)	(2,396,671)
Payments of credit facility amendment fees	—	—	(613)	(627)
Sale of common stock, net of offering costs	—	213,857	—	213,857
Payments of dividends on preferred stock	(4,474)	(4,457)	(13,286)	(13,794)
Cash paid for settlements of contingent consideration arrangements, net	—	—	(40,000)	—
Other, net	(508)	(334)	(1,516)	(972)

Net cash provided by (used in) financing activities	18,502	33,903	64,966	(163,464)

Net Increase (Decrease) in Cash and Cash Equivalents	(2)	316	(2)	(7,125)
Cash and Cash Equivalents, Beginning of Period	2,282	2,099	2,282	9,540

Cash and Cash Equivalents, End of Period	$2,280	$2,415	$2,280	$2,415

CARRIZO OIL & GAS, INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of Net Income Attributable to Common Shareholders (GAAP) to Adjusted Net Income Attributable to Common Shareholders (Non-GAAP)

Adjusted net income attributable to common shareholders is a non-GAAP financial measure which excludes certain items that are included in net income attributable to common shareholders, the most directly comparable GAAP financial measure. Items excluded are those which the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring.

Adjusted net income attributable to common shareholders is presented because management believes it provides useful additional information to investors for analysis of the Company’s fundamental business on a recurring basis. In addition, management believes that adjusted net income attributable to common shareholders is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry.

Adjusted net income attributable to common shareholders should not be considered in isolation or as a substitute for net income attributable to common shareholders or any other measure of a company’s financial performance or profitability presented in accordance with GAAP. A reconciliation of the differences between net income attributable to common shareholders and adjusted net income attributable to common shareholders is presented below. Because adjusted net income attributable to common shareholders excludes some, but not all, items that affect net income attributable to common shareholders and may vary among companies, our calculation of adjusted net income attributable to common shareholders may not be comparable to similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands, except per share amounts)
Net Income Attributable to Common Shareholders (GAAP)	$102,958	$76,118	$351,360	$120,956
Loss on redemption of preferred stock	—	—	—	7,133
Income tax expense (benefit)	5,977	880	(171,119)	1,682
(Gain) loss on derivatives, net	(31,554)	55,388	31,281	152,698
Cash paid for commodity derivative settlements, net	(1,779)	(26,262)	(8,939)	(64,710)
Non-cash general and administrative, net	3,723	3,183	11,692	13,907
Loss on extinguishment of debt	—	—	—	8,676
Non-recurring and other (income) expense, net	2,177	(1,091)	7,456	4,366

Adjusted income before income taxes	81,502	108,216	221,731	244,708
Adjusted income tax expense (1)	(17,816)	(24,132)	(48,470)	(54,570)

Adjusted Net Income Attributable to Common Shareholders (Non-GAAP)	$63,686	$84,084	$173,261	$190,138

Net Income Attributable to Common Shareholders Per Diluted Common Share (GAAP)	$1.11	$0.85	$3.79	$1.42
Loss on redemption of preferred stock	—	—	—	0.08
Income tax expense (benefit)	0.07	0.01	(1.85)	0.02
(Gain) loss on derivatives, net	(0.34)	0.62	0.34	1.79
Cash paid for commodity derivative settlements, net	(0.02)	(0.29)	(0.10)	(0.76)
Non-cash general and administrative, net	0.04	0.04	0.13	0.16
Loss on extinguishment of debt	—	—	—	0.10
Non-recurring and other (income) expense, net	0.02	(0.01)	0.08	0.06

Adjusted income before income taxes	0.88	1.22	2.39	2.87
Adjusted income tax expense	(0.19)	(0.28)	(0.52)	(0.64)

Adjusted Net Income Attributable to Common Shareholders Per Diluted Common Share (Non-GAAP)	$0.69	$0.94	$1.87	$2.23

Diluted Weighted Average Shares Outstanding	92,762	89,039	92,625	85,221

(1)

For the three and nine months ended September 30, 2019, adjusted income tax expense was calculated using a rate of 21.9%, which approximates the Company’s statutory tax rate adjusted for ordinary permanent differences. For the three and nine months ended September 30, 2018, adjusted income tax expense was calculated using a rate of 22.3%, which approximates the Company’s statutory rate adjusted for ordinary permanent differences.

CARRIZO OIL & GAS, INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of Net Income Attributable to Common Shareholders (GAAP) to Adjusted EBITDA (Non-GAAP) to Net Cash Provided by Operating Activities (GAAP)

Adjusted EBITDA is a non-GAAP financial measure which excludes certain items that are included in net income attributable to common shareholders, the most directly comparable GAAP financial measure. Items excluded are interest, income taxes, depreciation, depletion and amortization, impairments, dividends and accretion on preferred stock and items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring.

Adjusted EBITDA is presented because management believes it provides useful additional information to investors and analysts, for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally generate funds for exploration and development, and to service debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income attributable to common shareholders, net cash provided by operating activities, or any other measure of a company’s profitability or liquidity presented in accordance with GAAP. A reconciliation of net income attributable to common shareholders to adjusted EBITDA to net cash provided by operating activities is presented below. Because adjusted EBITDA excludes some, but not all, items that affect net income attributable to common shareholders, our calculations of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flows (Non-GAAP)

Discretionary cash flows are a non-GAAP financial measure which excludes certain items that are included in net cash provided by operating activities, the most directly comparable GAAP financial measure. Items excluded are changes in the components of working capital and other items that the Company believes affect the comparability of operating cash flows such as items that are non-recurring.

Discretionary cash flows are presented because management believes it provides useful additional information to investors for analysis of the Company’s ability to generate cash to fund exploration and development, and to service debt. In addition, management believes that discretionary cash flows is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry.

Discretionary cash flows should not be considered in isolation or as a substitute for net cash provided by operating activities or any other measure of a company’s cash flows or liquidity presented in accordance with GAAP. A reconciliation of net cash provided by operating activities to discretionary cash flows is presented below. Because discretionary cash flows excludes some, but not all, items that affect net cash provided by operating activities and may vary among companies, our calculation of discretionary cash flows may not be comparable to similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands, except per Boe amounts)
Net Income Attributable to Common Shareholders (GAAP)	$102,958	$76,118	$351,360	$120,956
Dividends on preferred stock	4,474	4,457	13,286	13,794
Accretion on preferred stock	869	771	2,503	2,264
Loss on redemption of preferred stock	—	—	—	7,133
Income tax expense (benefit)	5,977	880	(171,119)	1,682
Depreciation, depletion and amortization	82,195	80,108	238,283	217,005
Interest expense, net	17,721	15,406	52,196	46,522
(Gain) loss on derivatives, net	(31,554)	55,388	31,281	152,698
Cash paid for commodity derivative settlements, net	(1,779)	(26,262)	(8,939)	(64,710)
Non-cash general and administrative, net	3,723	3,183	11,692	13,907
Loss on extinguishment of debt	—	—	—	8,676
Non-recurring and other (income) expense, net	2,177	(1,091)	7,456	4,366

Adjusted EBITDA (Non-GAAP)	$186,761	$208,958	$527,999	$524,293
Cash interest expense, net	(17,042)	(14,791)	(50,246)	(44,644)
Dividends on preferred stock	(4,474)	(4,457)	(13,286)	(13,794)
Other cash and non-cash adjustments, net	(167)	(34)	(3,015)	922

Discretionary Cash Flows (Non-GAAP)	$165,078	$189,676	$461,452	$466,777
Changes in components of working capital and other	11,173	(256)	16,595	(1,485)

Net Cash Provided By Operating Activities (GAAP)	$176,251	$189,420	$478,047	$465,292

Adjusted EBITDA (Non-GAAP)	$186,761	$208,958	$527,999	$524,293
Total barrels of oil equivalent	6,437	5,946	17,988	15,753

Adjusted EBITDA Margin ($ per Boe) (Non-GAAP)	$29.01	$35.14	$29.35	$33.28

CARRIZO OIL & GAS, INC.

PRODUCTION VOLUMES AND REALIZED PRICES

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Total production volumes -
Crude oil (MBbls)	4,194	3,755	11,901	10,272
NGLs (MBbls)	1,068	1,055	2,909	2,648
Natural gas (MMcf)	7,050	6,815	19,065	16,996

Total barrels of oil equivalent (MBoe)	6,437	5,946	17,988	15,753

Daily production volumes by product -
Crude oil (Bbls/d)	45,587	40,813	43,594	37,628
NGLs (Bbls/d)	11,612	11,469	10,654	9,699
Natural gas (Mcf/d)	76,630	74,072	69,836	62,258

Total barrels of oil equivalent (Boe/d)	69,971	64,627	65,887	57,703

Daily production volumes by region (Boe/d) -
Eagle Ford	42,946	39,024	41,295	37,241
Delaware Basin	27,025	25,577	24,592	20,236
Other	—	26	—	226

Total barrels of oil equivalent (Boe/d)	69,971	64,627	65,887	57,703

Realized prices -
Crude oil ($ per Bbl)	$56.31	$67.78	$57.48	$66.13
NGLs ($ per Bbl)	$12.01	$32.04	$15.06	$27.18
Natural gas ($ per Mcf)	$1.14	$2.21	$1.42	$2.44

CARRIZO OIL & GAS, INC.

COMMODITY DERIVATIVE CONTRACTS - AS OF OCTOBER 31, 2019

(Unaudited)

Commodity	Period	Type of Contract	Index	Volumes (Bbls per day)	Fixed Price ($ per Bbl)	Sub-Floor Price ($ per Bbl)	Floor Price ($ per Bbl)	Ceiling Price ($ per Bbl)	Fixed Price Differential ($ per Bbl)
Crude oil	4Q19	Price Swaps	NYMEX WTI	5,000	$64.80	—	—	—	—
Crude oil	4Q19	Three-Way Collars	NYMEX WTI	27,000	—	$41.67	$50.96	$74.23	—
Crude oil	4Q19	Basis Swaps	WTI Midland-WTI Cushing	9,200	—	—	—	—	($4.64)
Crude oil	4Q19	Sold Call Options	NYMEX WTI	3,875	—	—	—	$81.07	—
Crude oil	2020	Price Swaps	NYMEX WTI	3,000	$55.06	—	—	—	—
Crude oil	2020	Three-Way Collars	NYMEX WTI	22,000	—	$45.34	$55.34	$65.16	—
Crude oil	2020	Basis Swaps	WTI Midland-WTI Cushing	10,658	—	—	—	—	($1.68)
Crude oil	2020	Sold Call Options	NYMEX WTI	4,575	—	—	—	$75.98	—
Crude oil	2021	Basis Swaps	WTI Midland-WTI Cushing	8,000	—	—	—	—	$0.18
Crude oil	2021	Sold Call Options	NYMEX WTI	8,220	—	—	—	$64.00	—

Commodity	Period	Type of Contract	Index	Volumes (MMBtu per day)	Fixed Price ($ per MMBtu)	Sub-Floor Price ($ per MMBtu)	Floor Price ($ per MMBtu)	Ceiling Price ($ per MMBtu)	Fixed Price Differential ($ per MMBtu)
Natural gas	4Q19	Basis Swaps	Waha-NYMEX Henry Hub	42,500	—	—	—	—	($1.30)
Natural gas	4Q19	Sold Call Options	NYMEX Henry Hub	33,000	—	—	—	$3.25	—
Natural gas	2020	Basis Swaps	Waha-NYMEX Henry Hub	36,005	—	—	—	—	($0.93)
Natural gas	2020	Sold Call Options	NYMEX Henry Hub	33,000	—	—	—	$3.50	—